                                    Page - 1




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant x
Filed by a Party other than the Registrant _

Check the appropriate box:

_    Preliminary Proxy Statement
_    Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
x    Definitive Proxy Statement
_    Definitive Additional Materials
_    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             TEKNOWLEDGE CORPORATION
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

                             Teknowledge Corporation
                             -----------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2),
       or Item 22(a)(2) of Schedule 14a.
_ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
_      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________________________

         4)      Proposed maximum aggregate value of transaction: _____________

         5)      Total fee paid: _____________________________

_        Fee paid previously with Preliminary Materials: ________________

_ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                                    Page - 2




                             TEKNOWLEDGE CORPORATION
                              1810 Embarcadero Road
                           Palo Alto, California 94303

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 28, 1997


                                 PROXY STATEMENT


         This Proxy Statement and the accompanying proxy card are being mailed on or about April 29, 1997 in connection with the solicitation of proxies by the Board of Directors of Teknowledge Corporation (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 28, 1997, at 10:00 a.m., local time, at the executive offices of the Company located at 1810 Embarcadero Road, Palo Alto, California 94303.

         Holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), of record at the close of business on April 18, 1997 will be entitled to vote at the 1997 Annual Meeting. On that date, there were outstanding 26,205,643 shares of Common Stock, each of which is entitled to one vote. The stockholders of the Company do not vote cumulatively in the election of directors.

         Shares of Common Stock may be voted by stockholders in person or by proxy. Any person giving a proxy may revoke it, at any time before it is voted, by giving written notice to the Secretary of the Company. The presence at the 1997 Annual Meeting of a stockholder who has signed a proxy will not in itself revoke that proxy.

         All shares of Common Stock represented by a properly completed proxy received prior to the taking of any vote at the 1997 Annual Meeting will be voted as directed therein. If no direction is made, shares represented by the proxy will be voted "FOR" (i) the election of General Marsh (Ret.) and Dr. Hayes-Roth each to serve as a Class III director for a three-year term; (ii) the ratification of the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ended December 31, 1997. The Board of Directors knows of no other matters which are to be brought before the 1997 Annual Meeting. If any other matter properly comes before the 1997 Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the 1997 Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their best judgment.

         Your vote is important. We urge you to sign, date and mail your proxy card promptly to make certain that your shares will be voted at the meeting.

                                    Page - 3



PROPOSAL 1:  ELECTION OF DIRECTORS

General

         The Board of Directors of the Company currently consists of five members: Dr. Frederick Hayes-Roth, Neil A. Jacobstein, General Robert T. Marsh (Ret.), William G. Roth, and James C. Workman. The Board of Directors comprises three classes of directors, each class consisting as nearly as possible of one-third of the Board, with one class of the Board being elected each year. At the 1994 Annual Meeting, stockholders approved an amendment to the Company's Restated Certificate of Incorporation which provided for the election of Board members to staggered terms as follows: one director as a Class I director to be elected for a term expiring at the 1995 Annual Meeting; two directors as Class II directors to be elected for a term expiring at the 1996 Annual Meeting; and two directors as Class III directors to be elected for a term expiring at the 1997 Annual Meeting. At each Annual Meeting thereafter, any director of the class whose term is expiring would be voted upon, and upon election, such director would serve a three-year term. At the 1996 Annual Meeting, Mr. Jacobstein and Mr. Roth were elected as Class II directors to serve a three-year term. At the 1997 Annual Meeting, General Marsh (Ret.) and Dr. Hayes-Roth, as Class III directors, are proposed to be elected to hold office for a three-year term until their successors are duly elected and qualified.

         Class III Nominees for a Term Expiring in 2000

         The nominees for election have indicated a willingness to serve, but if either should decline or be unable to serve as a Class III director, the proxy holders will vote for the election of another substitute nominee as the Board of Directors recommends.

     Dr. Frederick Hayes-Roth. Dr. Hayes-Roth, 49, is Chairman of the Board and Chief Executive Officer of the Company. Dr. Hayes-Roth was elected Chairman and Chief Executive Officer in January 1993. Dr. Hayes-Roth joined Teknowledge, Inc. in November 1981 as Executive Vice President and served as Chief Scientist and Vice President of the Research and Advanced Development Group from April 1985 to June 1986; as Vice President, Research and New Product Development, from June 1986 to January 1987; as Executive Vice President, Research and Advanced Systems Development from January 1987 to May 1988; and as Executive Vice President and Chief Scientist from May 1988 to January 1993.

     General Robert T. Marsh. General Marsh (Retired), 72, was elected as a director of American Cimflex Corporation (a predecessor to the Company) in 1987. He retired as Chairman of the Board of Thiokol Corporation in 1991. Since 1995 he has served as Executive Director of the Air Force Aid Society, a non-profit charitable organization serving the Air Force community, and he is Chairman of the President's Commission on Critical Infrastructure Protection located in

                                    Page - 4



Washington D.C. General Marsh is Director and Chairman of the Board of CAE Electronics, Inc. and Comverse Government Systems, Inc. He is also a member of the Board of Trustees of MITRE Corporation. General Marsh is Chairman of the Company's Finance and Audit Committee.

         Continuing Class I Director for a Term Expiring in 1998

     James C. Workman. Mr. Workman, 54, was appointed Chairman of the Board, Chief Executive Officer, and President of the Company on an interim basis effective October 20, 1992. With the appointment of Dr. Hayes-Roth and Mr. Jacobstein to executive positions on January 26, 1993, Mr. Workman resigned from his interim executive officer position but retained a seat on the Board. Mr. Workman has served as a self-employed attorney/consultant since leaving American Standard Inc. in 1989 where he was Senior Vice President, Air Conditioning Products.

         Continuing Class II Directors for a Term Expiring in 1999

     Neil A. Jacobstein. Mr. Jacobstein, 42, is President and Chief Operating Officer of the Company. Mr. Jacobstein was elected to these positions and became a director of the Company in January 1993. After joining Teknowledge, Inc. in 1984 as a Knowledge Engineer, Mr. Jacobstein was promoted to Senior Knowledge Engineer and later to the position of Manager of the Research and Advanced Development Group in 1985. He was promoted to Vice-President and General Manager of the Research and Advanced Systems Development Group in 1987 and became Vice President and General Manager of the Knowledge Systems Division in 1989. Mr. Jacobstein also serves as the Chairman of the Board of Directors of the Institute for Molecular Manufacturing, a nonprofit organization.

     William G. Roth. Mr. Roth, 58, was elected as a Director of the Company in January 1991. Mr. Roth retired as Chairman of the Board of Directors of Dravo Corporation in 1994 after holding that position since 1989. Since his retirement in 1994, Mr. Roth continues to serve as a member of the Board of Dravo Corporation and the Company. Mr. Roth is also a director of Amcast Industrial Corporation and Service Experts Incorporated, and Chairman of the Company's Human Resources Committee.


Vote Required

         Directors are elected by a plurality of the votes cast by the holders of shares present or represented by proxy and entitled to vote in the election of the directors. It is intended that shares represented by the enclosed form of proxy will be voted "FOR" the election of the nominees identified above, unless otherwise directed.

                                    Page - 5



Board Recommendation

         The Board of Directors recommends that the Company's stockholders vote "FOR" the election of the nominees as directors of the Company.


Committees and Meetings

     The Board of Directors of the Company has two standing committees: the Finance and Audit Committee and the Human Resources Committee. The Board of Directors has no standing nominating committee.

         The primary responsibility of the Finance and Audit Committee is to oversee the annual audit of the Company and to monitor the Company's internal accounting controls and procedures. The Finance and Audit Committee also reviews with the independent public accountants the scope and results of their annual audit. The current members of the Finance and Audit Committee are Messrs. Marsh, Roth and Workman. The Finance and Audit Committee met once in 1996.

         The Human Resources Committee serves as the Compensation Committee and is responsible for assuring that executive officers and other key personnel of the Company are effectively compensated in terms of salary, incentive compensation and benefits. The current members of the Human Resources Committee are Messrs. Marsh, Roth and Workman. The Human Resources Committee held one meeting in 1996.

         The Company's Board of Directors held six meetings during 1996. All members of the Board of Directors attended more than 75% of the meetings held in 1996 of the Board of Directors and the committees on which they served.

Directors Compensation

         Directors Fees. During 1996, each non-employee member of the Board of Directors received cash compensation of $8,000 which was paid in equal quarterly installments. On January 14, 1997 the Board approved a resolution increasing the compensation ceiling to $10,000 in 1997. In addition, such directors are entitled to be reimbursed for related travel, lodging and other expenses in attending board and committee meetings.

         Directors Option Plan. The Company maintains a stock option plan for non-employee directors. The Directors Option Plan, as amended at the 1996 Annual Meeting of Stockholders, provides that each Eligible Director shall be granted, on the date such director becomes an Eligible Director, an initial option to purchase 15,000 shares of Common Stock, and on the date of each annual meeting thereafter, each continuing Eligible Director shall be granted an additional option to purchase 15,000 shares of Common Stock. Each non-employee director who is appointed to fill a vacancy on the Board of Directors shall be granted an option to purchase 15,000 shares of Common Stock on the date such director's board service commences, with an additional option to purchase 15,000 shares of Common Stock granted thereafter on the anniversary of such commencement of service until the director's first election to the Board and thereafter, on the date of each subsequent annual meeting.


Executive Officers

         Following  is  certain   information   regarding  the  Company's  other
executive officer who is not a member of the Board of Directors.

         Dennis A. Bugbee, 50, is Director of Finance, Treasurer, and Secretary for the Company. Mr. Bugbee joined the Company in 1990 as the Division Controller for the Knowledge Systems Division in Palo Alto, California. He was promoted to Director of Finance March 1, 1993 and shortly thereafter to the positions of Treasurer and Corporate Secretary. Prior to joining the Company, Mr. Bugbee held the position of Accounting Manager with TRW's Space and Defense sector since 1990.


     PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the accounting firm of Arthur Andersen LLP as independent public accountants to examine and report upon the Company's consolidated financial statements for the year ended December 31, 1997, and has directed that this selection be submitted to the stockholders for ratification at the 1997 Annual Meeting. Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the By-Laws or otherwise. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the selection of independent public accountants for the Company. Arthur Andersen LLP audited the financial statements of the Company for the year ended December 31, 1996.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire. The representatives will also be available to respond to appropriate questions from the stockholders.

Board Recommendation

         The Board of Directors recommends that the Company's stockholders vote "FOR" the ratification of the selection of Arthur Andersen LLP.

                                    Page - 6



                               SECURITY OWNERSHIP

         The following table sets forth certain information concerning the ownership of Common Stock as of April 15, 1997 by persons known to the Company to own beneficially more than 5% of the Common Stock, by each of the directors of the Company, by each of the executive officers named in the Summary
Compensation Table, and by all directors and executive officers of the Company as a group.

--------------------------------------------------------------------------------------------------------------------

Name and Address of                                Common Stock Owned Beneficially
Beneficial Owner                                                                            Percent of Class
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Trilogy Development Group, Inc.                               3,248,453(2)                        12.4%
6034 West Courtyard, Suite 130
Austin, Texas  78730

Frederick Hayes-Roth(1)                                       3,446,381(3)                        12.1%
Neil A. Jacobstein(1)                                         3,352,516(4)                        11.9%
Robert T. Marsh(1)                                                56,000(5)                         *
William G. Roth(1)                                                95,000(6)                         *
James C. Workman(1)                                               50,000(7)                         *
All  Directors  and  Executive  Officers of the               7,212,059(8)                        23.6%
Company as a Group (6 Persons)
--------------------------------------------------------------------------------------------------------------------
*constitutes less than 1%

(1) The address of all directors and executive officers is the Company's executive offices located at 1810 Embarcadero Road, Palo Alto, California 94303.
(2) The information concerning the Common Stock owned beneficially by Trilogy Development Corporation ("Trilogy") was obtained from various sources, which include Schedule 13D/A and Forms 4 Filings, the most recent having been filed with the Securities and Exchange Commission on April 9, 1997.
(3) Includes 2,164,999 shares which may be purchased upon the exercise of employee stock options that are currently exercisable or will become exercisable within 60 days of April 15, 1997. Dr. Hayes-Roth owns 1,281,382 shares directly.
(4) Includes 2,071,072 shares which may be purchased upon the exercise of employee stock options that are currently exercisable or will become exercisable within 60 days of April 15, 1997. Mr. Jacobstein owns 1,281,444 shares directly.
(5) Includes 56,000 shares which may be purchased upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 15, 1997.
(6) Includes 50,000 shares which may be purchased upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 15, 1997. Mr. Roth owns 45,000 shares directly.
(7) Includes 30,000 shares which may be purchased upon the exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 15, 1997. Mr. Workman's spouse owns 20,000 shares beneficially.
(8) Includes options for 4,384,571 shares which are currently exercisable or will become exercisable within 60 days of April 15, 1997.

                                    Page - 7



                             EXECUTIVE COMPENSATION

Summary Compensation

         The following table sets forth the cash compensation paid to the Chief Executive Officer and to each of the most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1996 for all services to the Company in the years ended December 31, 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                      Annual                 Long Term
                                                                                            Compensation
                                  Compensation
                                                                                               Awards
--------------------------------------------------------------------------------------------------------------------
                                                                                             Securities Underlying
Name and Principal Position                           Year          Salary         Bonus           Options(3)
                                                                     $(1)           $(2)
--------------------------------------------------------------------------------------------------------------------
Frederick Hayes-Roth, Chair, CEO                      1996         196,388        128,639              -
Frederick Hayes-Roth, Chair, CEO                      1995         181,352         68,403              -
Frederick Hayes-Roth, Chair, CEO                      1994         181,752        113,689          2,252,880

Neil Jacobstein, Pres, COO                            1996         128,468         84,330              -
Neil Jacobstein, Pres, COO                            1995         118,000         44,842              -
Neil Jacobstein, Pres, COO                            1994         118,399         72,696          2,252,880
--------------------------------------------------------------------------------------------------------------------

(1)      Includes 401(k) deferred compensation and Company matching provision.
(2)      Except for the sign-on  bonuses  which were paid in January  1994,  the bonuses set forth in this column are generally paid after the conclusion of the annual audit following the year to which they relate. Dr. Hayes-Roth and Mr. Jacobstein were paid sign-on bonuses, as a provision of their taking over the management of the Company in 1994 of $60,000 and $37,500, respectively.
(3) In 1994, Dr. Hayes-Roth and Mr. Jacobstein each were granted options for 2,002,880 shares of Common Stock which were approved by stockholders at the 1994 Annual Meeting. These options vested in substantially equal quarterly increments over a two-year period commencing for the quarter ended September 30, 1994 and ending June 30, 1996. The balance of the options granted in 1994 were issued under the existing provisions of the 1989 Plan.

Stock Option Grants and Exercises

         The following tables set forth information regarding the value of options held by the Chief Executive Officer and the other highly paid executive officers named in the Summary Compensation Table at December 31, 1996. Neither Dr. Hayes-Roth nor Mr. Jacobstein were granted options in 1996, and neither exercised any options during 1996. Dr. Hayes-Roth and Mr. Jacobstein were each granted options to purchase 2,252,880 shares of Common Stock in 1994, 2,002,880 of which will vest in substantially equal quarterly increments of 250,360 shares over a two-year period commencing September 30, 1994 and ending June 30, 1996. The options to purchase 2,002,880 shares were subject to the receipt of stockholder approval of an amendment to the 1989 Plan at the 1994 Annual Meeting. No Stock Appreciation Rights (SARs) have been granted to, or are currently held by, the named executive officers. The value of in-the-money options (i.e., options in which the market value of Common Stock exceeds the exercise price of the options) is based on the difference between the exercise price of such options and the closing price of Common Stock on December 31, 1996, which was $.40 per share. The value realized on exercised options is based on the difference between the exercise price of the options and the closing price of the Common Stock on the date of the exercise.

                                    Page - 8



                                                    FY-END OPTION VALUE

----------------------------------------------------------------------------------------------------------------
                                                   Number of Securities             Value of Unexercised
                                              Underlying Unexercised Options        In-the-Money Options
                                                          at FYE                           at FYE
                                               (Exercisable/ Unexercisable)             (Exercisable/
                                                                                      Unexercisable)(1)
Name
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Frederick Hayes-Roth, Chair, CEO                        2,164,999/-                      $748,899/-
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Neil Jacobstein, Pres, COO                              2,071,072/-                      $745,566/-
----------------------------------------------------------------------------------------------------------------

(1) The value of unexercised in-the-money options is determined by multiplying the number of shares under the option times the difference between the December 31, 1996 "bid" price of $.40 and the grant price. Of the options granted to executives since the inception of the Plan, only the options granted in 1989 and 1994 were in the money for a total of 4,085,760 shares. Of this amount, 2,052,880 shares for Dr. Hayes-Roth and 2,032,880 shares for Mr. Jacobstein were exercisable at December 31, 1996, respectively. Dr. Hayes-Roth has 112,119 shares and Mr. Jacobstein has 38,192 shares that are exercisable but not-in-the-money at exercise prices from $2.45 to $3.53 per share.

         On April 1, 1994, options were granted to Dr. Hayes-Roth and Mr. Jacobstein for an aggregate of 4,005,760 shares of Common Stock at $.03 per share. These options vested in substantially equal quarterly increments of 250,360 shares for each executive over a two-year period commencing for the quarter ended September 30, 1994 and ending June 30, 1996. The fair market value of the Common Stock on June 30, 1994, the date the stockholders of the Company ratified an amendment to the plan to permit the grants, or the measurement date for accounting purposes, was $.15 per share. In 1996, the Company recorded compensation expense of approximately $120,000 related to the above options.

Employment Arrangements

         Frederick Hayes-Roth, Chief Scientist, Chairman of the Board, and Chief Executive Officer, and Neil Jacobstein, President and Chief Operating Officer, each has an employment agreement with the Company that provides for annual base salaries of $205,200 and $135,000, respectively. Each executive is also eligible for severance benefits for a one-year period. The 1997 Agreement, dated October

                                    Page - 9



31, 1996, includes an incentive compensation plan with target objectives established in the five strategic categories of cash flow, profitability, bookings, new business products and services, and recruiting, which were determined and assessed by the Board of Directors to a maximum of 100% of base salary.

         The Company entered into a change of control agreement with Dr. Hayes-Roth and Mr. Jacobstein on November 21, 1994. The agreement provides that in the event of a change of control, which is defined in the agreement as any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, Dr. Hayes-Roth and Mr. Jacobstein will be entitled to receive severance benefits which include: (i) full accrued salaries and vacation pay, (ii) accrued incentive compensation awarded or determined to be awarded by the Board of Directors, (iii) insurance coverage, (iv) retirement benefits, and (v) a lump sum severance payment equal to two times of their most recent respective annual salary.


                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

         On December 8, 1994, a lawsuit was filed in the United States District Court for the Northern District of California by Trilogy Development Group, Inc. ("Trilogy") against the Company. The subject matter of the case involves a configuration systems patent owned by the Company (Bennett et al. U.S. Patent 4,591,983) and a sales configuration product of Trilogy. Trilogy is seeking a judgment against Teknowledge that it does not infringe any claim of the Bennett et al. patent, and for actual and punitive damages and attorney fees for alleged unfair competition under the Lanham Act and common law for misrepresenting Teknowledge and Trilogy's products. The Company has filed counterclaims against Trilogy for patent infringement and for unfair competition under the Lanham Act and common law for alleged false and misleading statements disparaging the Bennett et al. patent.

         On August 27, 1996, Teknowledge and Trilogy Development Group, Inc. agreed to a settlement of their disputes. On August 29, 1996, Trilogy's attorneys provided written notification to the Federal District Court that the companies had reached a settlement. Under the agreement, Trilogy would provide consideration to Teknowledge and Teknowledge would grant a license to Trilogy to use the technology covered by the patent-in-suit. The agreement also provided that all lawsuits between the parties would be dismissed and that all previously existing debt between the parties would be canceled. The other details of the agreement are to be kept confidential by both parties.

         Nevertheless, on August 30, 1996, before formal documentation of the settlement agreement was finalized, but after Trilogy's lawyers confirmed to the Court in writing that the case had been settled, the U.S. District Court entered an order granting Trilogy's motion for summary judgment invalidating the patent. In view of the Court's order, Trilogy has taken the position that no settlement

                                   Page - 10



yet exists and that it need not abide by the terms to which the parties agreed and represented to the Court. The Company has informed Trilogy that the Company intends to enforce the settlement agreement and believes that Trilogy has breached the settlement agreement. Accordingly, on September 20, 1996, the Company filed a motion to vacate the judgment in light of the prior settlement. The Company and Trilogy engaged in discussions regarding the settlement agreement in light of the Court's judgment; however, there is no assurance that the parties will be able to resolve the issues without further litigation, that the Company's motion to vacate and dismiss will be successful, or that the Company will be able to enforce the settlement agreement.

                                   Page - 11



                             ADDITIONAL INFORMATION

Methods and Expenses of Solicitation

         The cost of solicitation of the enclosed form of proxy will be borne by the Company. Solicitation will be made primarily through the use of the mail, although directors, officers and employees of the Company may, for no additional compensation, solicit proxies personally, by mail, by telephone, or by facsimile. Upon request, the Company will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies.

Submission of Stockholder Proposals

         Any eligible stockholder who intends to submit a proposal for action at the 1998 Annual Meeting of Stockholders must submit the proposal in writing to the Secretary of the Company no later than December 26, 1997. Any such submission must conform to the regulations of the Securities and Exchange Commission concerning stockholder proposals.

Annual Report

         Accompanying this Proxy Statement is a copy of the Company's Annual Report for the year ended December 31, 1996. A complete copy of the 10-KSB (without exhibits) as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedules, can be obtained without charge from the Company upon receipt of a written request from the security holder addressed to the Secretary. The Company will also furnish a copy of any exhibit included in the 10-KSB upon payment of a $5.00 fee and receipt of a written request for such exhibit. The written request should be directed to Dennis A. Bugbee, Secretary, Teknowledge Corporation, 1810 Embarcadero Road, Palo Alto, California 94303.


Other Matters

         The Board of Directors knows of no other business that will be presented in the meeting. If matters other than those described herein should properly come before the meeting, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                            By Order of the Board of Directors,

                                            Dennis A. Bugbee
                                            Secretary
Palo Alto, California
April 29, 1997